FIRST INTERNATIONAL BANCORP., INC.

                            PURCHASE AGREEMENT



     AGREEMENT made and entered into this 1st day of November, 1999, by and between  Rhoda  L.  Chase,  of  West  Hartford, Connecticut ("Seller"), and

Kenneth  N. Musen, Trustee of The Cheryl  Anne  Chase  Family  Spray  Trust

("Purchaser") and not individually or in any other capacity.

                                WITNESSETH



     WHEREAS,   the  Seller  is  the  owner  of  514,098  shares  of  First

International Bancorp., Inc. stock bearing certificate numbers as listed on the attached Schedule I (the "Stock"); and



     WHEREAS, the  Seller  desires  to  sell,  and the Purchaser desires to purchase,  all  of the Seller's right, title and interest  in  and  to  the

Stock;



     NOW, THEREFORE,  in  consideration  of  the  premises  and  the mutual promises contained herein, the parties agree as follows:



     1.   SALE. The Seller hereby sells to the Purchaser, and the Purchaser hereby  purchases  from  the  Seller, all of the Seller's right, title  and interest in and to the Stock.



     2.   PURCHASE PRICE; METHOD  OF  PAYMENT The total consideration to be paid by the Purchaser to the Seller for  the  Stock  is  Four  Million  Two

Hundred  Seventy-Two  Thousand One Hundred Fifty-Four Dollars ($4,272,154),

payable at Closing (as  defined in Section 7, below). Payment shall be made by the Purchaser at Closing  by  execution  and  delivery of a secured term promissory note in favor of the Seller for the entire  consideration, which such note shall be substantially in the form attached hereto  as  Exhibit A

(the "Note").



     3.   TRANSFER  OF  STOCK AND TENDER OF CONSIDERATION. At Closing,  the

Seller shall execute and deliver a stock power for the Stock. The Purchaser shall simultaneously tender the consideration to the Seller.



     4.   SECURITY. At Closing, the Purchaser shall deliver to the Seller a

Pledge Agreement, which agreement shall pledge the Stock owned by Purchaser as security for Purchaser's  obligations  for payment of the purchase price hereunder and all amounts due under the Note  and substantially in the form attached hereto as Exhibit B.



     5.   REPRESENTATIONS AND WARRANTIES OF SELLER.  The  Seller represents and warrants to the Purchaser that she is the owner, free and  clear of any and  all liens and encumbrances of any kind or nature of the Stock  subject to the  sale  contemplated  herein.  The Seller is not a party to any other commitment or agreement of any nature by which any individual or entity now holds, or may hereafter hold, any right in or to the Stock, or by which any restriction is placed on the ability of the Seller to transfer the Stock.



     6.   REPRESENTATION  AND WARRANTY  OF  THE  PURCHASER.  The  Purchaser

represents and warrants to  the  Seller that it is purchasing the Stock for investment purposes only and not with any intent of resale.



     7.   CLOSING. Closing of all  matters in this Agreement shall occur on

November 1, 1999, at such place and  time  as  may be mutually agreed to by the parties hereto.



     8.   GOVERNING LAW. This Agreement shall be  governed by and construed in accordance with the laws of the State of Connecticut.



     9.   COUNTERPARTS.  This  Agreement may be executed  in  two  or  more counterparts and/or by facsimile  signatures, each of which shall be deemed an original document, and together  which  shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.



                         SELLER:


                         /s/ RHODA L. CHASE
                         RHODA L. CHASE



                         PURCHASER:

                         THE CHERYL ANNE CHASE FAMILY SPRAY TRUST

                         By: /s/ KENNETH N. MUSEN
                         KENNETH N. MUSEN, Trustee  and not individually or

                         in any other capacity

                                SCHEDULE I



                      Share Certificates Transferred

     1.   514,098 shares held in Paine Weber Account No. HA07030

                                STOCK POWER



     FOR VALUE RECEIVED I, Rhoda Chase, hereby sell, assign and transfer unto Kenneth N. Musen, as Trustee of The Cheryl Anne Chase Family Spray

Trust, Five Hundred Fourteen Thousand Ninety-Eight (514,098) shares of the common capital stock of First International Bancorp., Inc. standing in my name on the books of said Corporation represented by Certificate(s) No(s).

______ herewith and held in Paine Weber Account No. HA07030, and do hereby irrevocably constitute and appoint __________________ as my attorney-in-

fact to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated_________


                         /s/ RHODA CHASE
                         RHODA CHASE